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                                                                EXHIBIT 99.11(B)


                            DECHERT PRICE & RHOADS
                             30 Rockefeller Plaza
                           New York, New York 10112
                              Tel: (212) 698-3500
                              Fax: (212) 698-3599


                                                         July 25, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re: SoGen Funds, Inc. (File No. 33-63560)

Dear Sirs:

        The undersigned counsel for SoGen Funds, Inc. (the "Fund") has reviewed Post-Effective Amendment No. 4 to the Fund's Registration Statement on Form N-1A, and hereby represents that such Post-Effective Amendment No. 4 does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b).


                                                Very truly yours,

                                                /s/ William Goodwin

                                                William Goodwin